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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-A


                     FOR REGISTRATION OF CERTAIN CLASSES OF
                      SECURITIES PURSUANT TO SECTION 12(b)
                 OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934


                                  TUSCANY, INC.
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            (Exact name of registrant as specified in its character)



      Washington                                               91-1548202
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(State of incorporation                                  (IRS Employer Identifi-
   or organization)                                            cation No.)


601 Union St., Suite 4620, Seattle, Washington                    98101
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  (Address of principal executive offices)                      (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                     Name of each exchange on which
to be so registered                     each class is to be registered
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  None                                  Not Applicable
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Securities to be registered pursuant to Section 12(g) of the Act:

                      Common Stock par value $.01 per share
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                                (Title of Class)

         Redeemable Warrants each to purchase one share of Common Stock
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                                (Title of Class)



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1. Description of Registrant's Securities to be Registered.

         This Registration Statement relates to the Common Stock, par value $.01 per share (the "Common Stock"), and warrants (the "Warrants") of Tuscany, Inc., a Washington corporation (the "Registrant"). For a description of the Registrant's Common Stock and Warrants to be registered hereunder, reference is made to the material set forth under the caption "Description of Securities" contained in the Registration Statement on Form SB-2 of the Registrant initially filed with the Securities and Exchange Commission on December 24, 1996 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended, which material is incorporated herein by reference.

2. Exhibits.

                  1.1 Registrant's Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement).

                  1.2 Registrant's By-laws, as amended (incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement).

                  2.1 Form of the Registrant's Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement).

                  2.1 Form of the Registrant's Warrant Certificate (incorporated by reference to Exhibit 4.4 of the Registrant's Registration Statement).





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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  January 17, 1997


                                               TUSCANY, INC.



                                               By: /s/ Jim Simonson
                                               -------------------------------
                                                  Jim Simonson, President and
                                                  Chief Executive Officer